SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ---------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR (G) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                            THESTREET.COM, INC.
   ---------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                 06-15150824
   --------------------------------------------      -------------------
  (State of Incorporation or Organization            (I.R.S. Employer
                                                     Identification no.)

   Two Rector Street, 14th Floor, New York, NY             10006
   --------------------------------------------      -------------------
       (Address of Principal Executive                   (Zip Code)


If this form relates to the registration     If this form relates to the
of a class of securities pursuant to         registration of a class of
Section 12(b) of the Exchange Act            securities pursuant to Section
and is effective upon filing pursuant        12(g) of the Exchange Act and is
to General Instruction A.(d), please         effective upon filing pursuant to
check the following box. [ ]                 General Instruction A.(c),
                                             please check the following box.
                                             [x]

Securities Act registration statement file number to which this form relates: 333-72799
          ---------

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each Class           Name of Each Exchange on Which
      to be so Registered           Each Class is to be Registered
      -------------------           ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, par value $0.01
                              (Title of Class)

          Series A Junior Participating Preferred Stock (rights to
           purchase such stock are attached to the common stock)
                              (Title of Class)


Item 1.     Description of Registrant's Securities to be Registered

            For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading
"Description of Capital Stock" in the Registrant's Prospectus, which constitutes a part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-72799) (the "Registration Statement"), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.     Exhibits

            The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.



Exhibit
Number                   Description of Exhibit
-------                  ----------------------

   1. Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement)

   2. Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement)

   3. Amended and Restated Registration Rights Agreement, dated as of December 21, 1998, among the Registrant and stockholders named therein (incorporated by reference to Exhibit 4.1 to the Registration Statement)

   4.       Form of Registrant's Rights Plan (incorporated by reference to
            Exhibit 4.2 to the Registration Statement)

   5. Specimen Certificate for the Registrant's common stock, to be filed prior to the completion of this offering (incorporated by reference to Exhibit 4.3 to the Registration Statement)




                                 SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:    April 14, 1999


                              TheStreet.com, Inc.


                              By: /s/ Paul K. Kothari
                                 ---------------------------------------
                                 Name:  Paul K. Kothari
                                 Title: Vice President & Chief Financial
                                        Officer